Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 26, 2026, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-298546) and related Prospectus of Repligen Corporation.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 3, 2026